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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-8 of our report dated February 17, 2000, appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE, LLP

San Jose, California
December 13, 2000